Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  have  issued  our  report  dated  June  7,  2013,  with  respect  to  the  financial  statements  of  Power  Gala

Corp.  contained  in  the  Amended  Registration  Statement  and  Prospectus  of  Power  Gala  Corp.  filed  on

October   21,   2013.   We   hereby   consent   to   the   use   of   the   aforementioned   report   in   this   Amended

Registration  Statement  and  Prospectus,  and  to  the  use  of  our  name  as  it  appears  under  the  heading

“Experts.”

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, FL

October 21, 2013